Exhibit 99.2

April 17, 2017

Forward-looking Statements

Certain matters discussed in this Shareholder Letter contain statements, estimates and projections about the alpha-En’s business, potential partnerships, technology, ability to generate revenue, and related business and funding strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.

alpha-En Shareholder Update

Dear Shareholder:

It seems just a few days since our last shareholder letter, but it has in fact been several years and much has happened. Let’s review:

Management: we have put together the nucleus of a talented team. All with credentials, and all excited by the prospect of being at the beginnings of what could be a significant change in the energy world. Steven Fludder, CEO, from GE and Samsung. Nathan Wasserman, CFO, from Deloitte and the business world. Jim Kilman, newly elected to the Board of Directors, recent retiree from Morgan Stanley (Vice – Chairman) at the ripe old age of 55 years. In addition, our management team is supported by a small team of talented researchers and managers. To further develop our technology we have entered into research agreements with academic institutions, including Argonne National Laboratory, the City University of New York, and Princeton University.

Technology: simply put, we believe we have invented a new process for the production of highly pure lithium metal. We believe advantages of process include lower processing heat (room temperature), fewer abusive chemicals (such as mercury and chlorine) and lower production costs than existing methods. Most importantly we believe our lithium can be a disruptive product –purity in lab tests has been in excess of 99.997%. Based on scientific literature on lithium, we believe this is a purity level never achieved before.

Purity will be a key element to the development of the lithium air and/or lithium sulfur batteries, which many in the industry consider the “Holy Grail” of the energy world, which scientists have been seeking for over 25 years.

To add to the protection of our technology, we also are in the process of trying to obtain a number of patents underlying our inventions. Working with K&L Gates, our patent counsel, we have filed a number of patent applications totaling over 100 claims. We will continue to build on this base.

On March 31, 2017 we filed with the SEC our annual report on Form 10-K for fiscal year 2016 – bringing us up to date on SEC filings. This has been achieved with the help of our auditors, EisnerAmper, and attorneys, K&L Gates, working together. We believe that becoming current with our filings will help us better “to tell our story” to our current and future shareholders and investors.

Simultaneously, we are in discussion with a number of corporations that are interested in our work and are potential research, licensing or manufacturing partners. We hope to move into our new Yonkers laboratory shortly, which will permit us not only to enhance our development program, but equally important, to use our own facility and expertise to manufacture samples for potential customers and partners.

As we move further into 2017, we will likely increase our spending, primarily because of our new laboratory and the scientists we will need to staff it, the increased need for collaborative research with academic and scientific institutions, and the expansion of marketing and human capital. We believe that these increased expenses will help us build a path to generating revenues in the future, a thrilling prospect for all of us.

Running a development stage company is exciting, sometimes fun, but also really hard work. We have raised our operating funds to date primarily from officers, directors and affiliates, our “friends and family”. We believe the next stage of our expansion may require raising funds from private or public offerings. Whatever the next stage in our journey, we will remain loyal to our shareholders and to our dream of bringing our highly pure lithium technology to the world.

Very truly yours,

Alpha-En Corporation

Jerome Feldman

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